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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of Insight Midwest, L.P. and Insight Capital, Inc., of our report dated January 5, 2000, relating to the consolidated financial statements of InterMedia Capital Partners VI, L.P., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                             /s/PricewaterhouseCoopers LLP


San Francisco, California
July 23, 2001